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                                                                    EXHIBIT 21.1
                               KOPIN CORPORATION

                       SUBSIDIARIES OF KOPIN CORPORATION

The Registrant has the following wholly owned ("W") and majority owned subsidiaries ("M"):


         Subsidiary                       Type               State of Incorporation         Fiscal Year End
         ----------                       ----               ----------------------         ---------------
VS Corporation                             W                        Delaware                  December 31
Kowon Technology Co., Ltd.                 M                         Korea                    December 31
